UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2023

Date of Report (Date of earliest event reported)

flooidCX Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-55965	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14747 N Northsight Blvd Ste 111-218 Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(702) 323-6455

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Beginning October 30th, 2023, flooidCX Corporation, d/b/a Quantum Energy Corporation (the "Company") entered into multiple distributor agreements to expand its product reach in the United States and Canada. These contracts signify the Company's commitment to growth.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2023 the Company announced that it had entered into an Agreement and Plan of Merger with Quantum Energy, Inc. In furtherance of that merger, the Company is taking steps to change its name to Quantum Energy, Inc. The name change is subject to multiple approvals, including, but not limited to, the state of Nevada, the U.S. Securities and Exchange Commission, and the Financial Industry Regulatory Authority (FINRA). Obtaining these approvals is essential for the name change to be reflected electronically at the broker level, both nationally and internationally. Through this 8-K disclosure, the Company aims to keep its shareholders and the public informed of its progress.

Item 8.01 Other Events.

The Company also announces that it has filed additional United States and Foreign patents for its Direct Energy Systems, including developments and improvements to its Photon Lighting Systems, which contain transformational ultra-low voltage light bulbs that are 100% rebuildable and operate on voltages as low as 3.2 volts. Quantum Direct Energy Systems utilize a unique wiring and connectivity technology that not only delivers energy to light fixtures and other electrical devices, but also recovers electrical energy from photon sources both powered, such as a light fixture, and ambient. The Quantum technology also eliminates the need for electrical conduit or installation permitting in many jurisdictions in the United States and Canada. The technology can reduce copper use in new construction by up to 70%. These patents further reinforce the Company's position as an innovator in the energy field and if granted will provide protection for its proprietary technologies.

The Company also announced today at its inaugural National Distributors Association Meeting to be held at The Rock & Roll Hall of Fame and the National Football Leagues Cleveland Browns, Browns Stadium in Cleveland, Ohio on November 18th, and 19th respectively.

Forward-Looking Statements

Certain statements contained herein, are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “expects,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns, which are subject to fluctuation and could increase or decrease more than the Company expects; weather, acts of God and other disasters; the seasonality of the Company’s business; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; competition and changes in consumer tastes and the level of acceptance of the Company’s products; demographic trends; the cost of advertising and media; government actions and policies; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2023

flooidCX Corporation / Quantum Energy Corporation

By:	/s/ Dennis M. Danzik
By:	Dennis M. Danzik
President and Executive Chairman

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